                                 AMENDMENT NO. 3
                                       TO
                          FINLAY RETIREMENT INCOME PLAN
                      as amended and restated June 25, 2003

     The Finlay Retirement Income Plan, as amended and restated on June 23,
2003, and subsequently amended on December 23, 2005 and September 25, 2006, is hereby further amended by deleting Paragraph 3 of Amendment No. 2 effective
November 1, 2006, and substituting therefor a new Article XVII reading as set forth in Exhibit A hereto.

     IN WITNESS WHEREOF, Finlay Enterprises, Inc. has caused this instrument to be executed upon its own behalf and on behalf of all subsidiaries participating in the Plan by its duly authorized officers this 31st day of October, 2006.

                                             FINLAY ENTERPRISES, INC.

                                             By /s/ Arthur E. Reiner
                                                --------------------------------
                                                Arthur E. Reiner,
                                                Chairman and CEO

ATTEST:

/s/ Bonni G. Davis
--------------------------------
Bonni G. Davis,
Vice President and Secretary

                                                                       Exhibit A

                                  ARTICLE XVII

                                 Autoenrollment

     17.1 "Eligible Associate." For purposes of this Article XVII, the term
"Eligible Associate" means an Eligible Employee who is classified by the
Employer as a full-time employee ("AF") or day part-time employee ("AP") and has completed a twelve-month period of not less than 1,000 Eligibility Hours as of an applicable Entry Date determined under Sections 17.3 - 17.7 below.

     17.2 Autoenrollment. An Eligible Associate who -

          (a) has no outstanding inconsistent election on file on such applicable Entry Date, and

          (b) does not make such an inconsistent election by such "opt-out" date as the Committee shall establish consistent with the 30-day advance notice requirement of Section 17.8 (including November 7, 2006 for the November 1, 2006
Entry Date), shall be deemed to have elected to contribute two percent (2%) of his/her Compensation eligible for deferral under the Plan, effective as of the first pay date for the Eligible Associate ending on or after such applicable
Entry Date (November 7, 2006 for the November 1, 2006 Entry Date). Such deemed election shall be treated as a Contribution Agreement for all purposes of the
Plan and shall remain effective so long as he/she remains an Eligible Employee
(and whether or not he/she remains an Eligible Associate) until such time (if any) as (i) the Eligible Employee suspends his/her deferrals or elects another amount or percentage of deferral in accordance with the Plan's provisions and procedures for making such changes, or (ii) such deferrals are suspended by reason of any other provision of the Plan. An inconsistent election for purposes of this Section 17.2 shall include (i) an election to contribute other than two percent (2%) of

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Compensation, (ii) an unrevoked cancellation of a prior election to make
Elective Contributions in any amount, or (iii) an election to contribute two percent (2%) of Compensation and to have that contribution invested in an
Investment Fund other than the default Investment Fund selected by the Committee pursuant to Section 4.3.2. If a former Eligible Employee is rehired as an
Eligible Associate (or transfers to service as an Eligible Associate after rehire), the term "inconsistent election" shall include any such election in effect during the individual's prior employment.

     17.3 November 1, 2006. An AF or AP shall be an Eligible Associate on
November 1, 2006 if his/her date of employment in the records of the Employer is on or before October 1, 2005, (ii) he/she completed not less than 1,000
Eligibility Hours (as defined in Sections 2.1.1 or Section 2.1.2) during the twelve-month period ending on October 31, 2006, and (iii) he/she is at least age
21 on November 1, 2006.

     17.4 Entry Dates after November 1, 2006. An AF or AP whose Date of Hire is after October 1, 2005 shall qualify as an Eligible Associate on the first Entry
Date that is at least 13 months after his/her Date of Hire and on which he/she is at least age 21, provided that he/she completes not less than 1,000
Eligibility Hours during the twelve-month period commencing on such Date of
Hire. If an AF or AP does not qualify as an Eligible Associate on such first
Entry Date, he/she shall qualify as an Eligible Associate as of the February 1
Entry Date next following completion of a calendar year of not less than 1,000
Eligibility Hours, and on which he/she is at least age 21.

     17.5 Rehires. If an Eligible Employee who has not previously qualified as an Eligible Associate, has a Severance Period of more than six months, the first paid working day with an Employer after rehire as an AF or AP shall be treated as a new Date of Hire, and he/she shall qualify as an Eligible Associate on the
Entry Date on which he/she first meets the requirements of Section 17.4 either
(i) on that basis or (ii) on the basis of any calendar year taken into account for purposes of qualifying for eligibility for matching contributions under the provisions of Section 2.1 applicable upon rehire. If an

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Eligible Employee is treated as new employee upon rehire pursuant to Sections
2.1 and 6.3, he shall be so treated for purposes of this Article XVII.

     17.6 Transfer from Non-Participating Affiliate. If an employee transfers to employment with an Employer as an AF or AP from employment with a Controlled
Group Affiliate that is not an Employer (such as, without limitation, Carlyle &
Co. Jewelers), such employee's Date of Hire and Eligibility Hours shall be determined for purposes of autoenrollment as if such Affiliate were an Employer, but such employee shall not become an Eligible Associate subject to autoenrollment prior to such Entry Date (if any) as the Committee shall approve.

     17.7 Transfer from Non-AF or AP Status. If an individual employed by an
Employer other than as an AF or AP, such as an AS (evening part-time), DC (day on call) or NC (night on call), transfers to employment as an AF or AP, his/her
Date of Hire and Eligibility Hours shall be determined for purposes of autoenrollment in the same manner as for an AF or AP, but such employee shall not become an Eligible Associate subject to autoenrollment prior to such Entry
Date (if any) as the Committee shall approve.

     17.8 30-day Notice and Correlation with Entry Dates. Each AF or AP shall be notified of the rules for autoenrollment under the Plan at least 30 days in advance of the Entry Date on which he/she becomes or is expected to become an
Eligible Associate or as soon as practicable thereafter. In the event that a former Eligible Associate ceased to be such because of termination of employment or transfer out of AF or AP status and is then rehired as an AF or AP or retransfers to such status, such AF or AP shall resume status as an Eligible
Associate on the second Entry Date next following such event and shall be provided such notice at least 30 days in advance of such Entry Date or as soon as practicable thereafter. The opt-out date established by the Committee under
Section 17.2 shall in no event be earlier than the 30th day after the giving of such notice. Such notice shall include an explanation of the Eligible Employee's right to

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designate how contributions and earnings under the Plan will be invested, and how they will be invested in the absence of any investment election by the
Eligible Employee.

     17.9 Annual Notice. Notice shall be given to each Eligible Employee at least 30 days prior to each Plan Year (or within such other time as may be required by regulations issued under Section 404(c) of ERISA, as amended by
Section 624 of the Pension Protection Act of 2006) explaining (i) the automatic enrollment rules described in this Article XVII and (ii) the right of each
Eligible Employee or other Participant to designate how contributions and earnings under the Plan will be invested, and how they will be invested in the absence of any investment election by the Eligible Employee or other
Participant.

     17.10 Notice Procedures. Notice shall be treated as duly given or provided for purposes of this Article XVII if it has been mailed by first class mail to the last known address of the Eligible Associate on the records of the Employer and the mailing has not been returned to the Employer, or is furnished by any other form of delivery, including electronic, in conformity with applicable regulations.

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